Exhibit 99.1

E V E R C O R E  P A R T N E R S

EVERCORE PARTNERS REPORTS THIRD QUARTER 2012 RESULTS;

INCREASES QUARTERLY DIVIDEND TO $0.22 PER SHARE

Highlights

•	Third Quarter Financial Summary

•	Adjusted Pro Forma Net Revenues of $149.2 million, down 8% and 13%, respectively, compared to Q3 2011 and Q2 2012, which were the two best quarters in the Firm’s history

•	Adjusted Pro Forma Net Income from Continuing Operations of $17.3 million, or $0.40 per share, down 13% and 18% compared to Q3 2011 and Q2 2012, respectively

•	U.S. GAAP Net Revenues of $153.0 million, down 6% and 11% compared to Q3 2011 and Q2 2012, respectively

•	U.S. GAAP Net Income from Continuing Operations of $5.3 million, or $0.17 per share, up from $2.0 million, or $0.06 per share, for the same period last year

•	Year-to-Date Financial Summary

•	Adjusted Pro Forma Net Revenues of $426.9 million, up 4% from last year

•	Adjusted Pro Forma Net Income from Continuing Operations of $42.8 million, or $0.98 per share, down 13% compared to the same period in 2011

•	U.S. GAAP Net Revenues of $428.3 million, up 4% compared to last year

•	U.S. GAAP Net Income from Continuing Operations of $9.9 million, or $0.31 per share, up from $7.9 million, or $0.27 per share, for the same period last year

•	Investment Banking

•	Investment Banking year-to-date net revenue up 10% from last year

•	Continue to advise on prominent transactions, including:

•	Kraft Foods Inc. on its spin-off of Kraft Foods Group

•	MetroPCS on its pending merger with T-Mobile USA

•	Ally Financial on the pending sale of its Canada operations to Royal Bank of Canada

•	AIA Group Limited on its pending acquisition of ING Malaysia

•	Rank eighth in year-to-date U.S. announced transactions (Thomson Reuters)

•	Hired four new Senior Managing Directors

•	George Estey joined as Head of Canada

•	Brett Pickett and Lowell Strug joined as Co-Heads of the Consumer and Retail Group

•	Stephen Goldstein joined the Restructuring and Debt Advisory Group

•	Investment Management

•	Assets Under Management in consolidated businesses were down 2% from Q2 2012 to $11.6 billion

•	Repurchased more than 1 million shares during the quarter. The Board authorized repurchase of an additional 5 million shares

•	Increased quarterly dividend to $0.22 per share

NEW YORK, October 25, 2012 – Evercore Partners Inc. (NYSE: EVR) today announced that its Adjusted Pro Forma Net Revenues were $149.2 million for the quarter ended September 30, 2012, compared with $163.1 million and $172.1 million for the quarters ended September 30, 2011 and June 30, 2012, respectively. Adjusted Pro Forma Net Revenues were $426.9 million for the first nine months of the year compared to $408.7 million for the nine months ended September 30, 2011. Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $17.3 million, or $0.40 per share, for the third quarter, compared to $19.8 million, or $0.46 per share, a year ago and $21.2 million, or $0.49 per share, last quarter. Year-to-date Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $42.8 million, or $0.98 per share, compared to $49.1 million, or $1.17 per share, for the same period last year.

U.S. GAAP Net Revenues were $153.0 million for the quarter ended September 30, 2012, compared to $163.2 million and $172.5 million for the quarters ended September 30, 2011 and June 30, 2012, respectively. U.S. GAAP Net Revenues were $428.3 million for the first nine months of the year, compared to $411.5 million for the first nine months of 2011. U.S. GAAP Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $5.3 million, or $0.17 per share, for the third quarter, compared to $2.0 million, or $0.06 per share, a year ago and $7.9 million, or $0.25 per share, last quarter. U.S. GAAP Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $9.9 million, or $0.31 per share, for the first nine months of the year, compared to $7.9 million, or $0.27 per share, for the same period last year.

The Adjusted Pro Forma compensation ratio for the current quarter was 60%, compared to 62% and 60% for the quarters ended September 30, 2011 and June 30, 2012, respectively. The Adjusted Pro Forma compensation ratio for the trailing twelve months was 60%, compared to 60% for the twelve months ended September 30, 2011 and June 30, 2012. The U.S. GAAP compensation ratio for the three months ended September 30, 2012, September 30, 2011 and June 30, 2012 was 66%, 70% and 66%, respectively. The U.S. GAAP trailing twelve-month compensation ratio of 69% compares to 68% for the twelve months ended September 30, 2011 and 70% for the twelve months ended June 30, 2012.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“We are pleased with our third quarter results, reporting our third best quarter for revenue on sustained strong performance in our Advisory business. Our Wealth Management and Institutional Equities businesses continue to take market share and investment performance is improving in the Institutional Asset Management business. While market conditions remain challenging, we are working hard to sustain this momentum through the end of the year and into 2013, continuing to build market share in each of our core businesses,” said Ralph Schlosstein, President and Chief Executive Officer. “Our results further demonstrate our commitment to delivering strong returns to our shareholders. During the quarter we repurchased more than 1 million shares of stock (2.6 million shares year to date) and increased our dividend by 10% to $0.22 per share. The increased dividend and our Board’s authorization of a new stock repurchase program for 5 million shares, more than double the size of the prior program, demonstrate our ongoing commitment to delivering returns to our shareholders as we continue to grow.”

“Evercore continues to grow and gain market share. Compared to this time last year, our year-to-date Investment Banking revenues have grown by 10%, despite a 15% decrease in global announced M&A volume and a 27% decrease in global completed M&A volume. We were again strong competitively, ranking eighth among all firms in year-to-date U.S. announced deals. We continued our long standing practice of adding talented Senior Managing Directors, hiring four new SMDs who will strengthen our Consumer, Restructuring and Canada businesses,” said Roger Altman, Executive Chairman.

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011	% Change
	(dollars in thousands)
Net Revenues	$153,029	$172,497	$163,181	(11%)	(6%)	$428,324	$411,483	4%
Operating Income	$14,245	$21,195	$13,442	(33%)	6%	$23,297	$36,821	(37%)
Net Income from Continuing Operations Attributable to Evercore Partners Inc.	$5,301	$7,934	$1,957	(33%)	171%	$9,867	$7,921	25%
Diluted Earnings Per Share from Continuing Operations	$0.17	$0.25	$0.06	(32%)	183%	$0.31	$0.27	15%
Compensation Ratio	66%	66%	70%			69%	69%
Operating Margin	9%	12%	8%			5%	9%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011	% Change
	(dollars in thousands)
Net Revenues	$149,247	$172,115	$163,094	(13%)	(8%)	$426,883	$408,728	4%
Operating Income	$29,391	$36,452	$33,383	(19%)	(12%)	$74,774	$86,240	(13%)
Net Income from Continuing Operations Attributable to Evercore Partners Inc.	$17,275	$21,185	$19,792	(18%)	(13%)	$42,777	$49,062	(13%)
Diluted Earnings Per Share from Continuing Operations	$0.40	$0.49	$0.46	(18%)	(13%)	$0.98	$1.17	(16%)
Compensation Ratio	60%	60%	62%			61%	60%
Operating Margin	20%	21%	20%			18%	21%

The U.S. GAAP and Adjusted Pro Forma results for September 30, 2011 present the continuing operations of the Company, which exclude amounts related to Evercore Asset Management (“EAM”), whose operations were discontinued during the fourth quarter of 2011. See page A-1 for the full financial results of the Company including its discontinued operations.

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and then those results are adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-11 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

A discussion of Adjusted Pro Forma revenues and expenses from continuing operations is presented below for the Investment Banking and Investment Management segments. Unless otherwise stated, all of the financial measures presented in this discussion are Adjusted Pro Forma measures. For a reconciliation of the Adjusted Pro Forma segment data to U.S. GAAP results, see pages A-2 to A-11 in Annex I.

Investment Banking

For the third quarter, Evercore’s Investment Banking segment reported net revenues of $128.2 million, which represents a decrease of 7% year-over-year and 15% sequentially. Operating income of $27.4 million decreased by 12% from the third quarter of last year and 23% sequentially. Operating margins were 21% in comparison to 22% this time last year. For the nine months ended September 30, 2012, Investment Banking reported net revenues of $364.4 million, an increase of 10% from last year. Year-to-date operating income was $70.4 million compared to $76.8 million last year. Year-to-date operating margins were 19%, compared to 23% last year. The Company had 61 Investment Banking Senior Managing Directors as of September 30, 2012.

	Adjusted Pro Forma
	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	(dollars in thousands)
Net Revenues:
Investment Banking	$127,588	$151,397	$138,121	$363,605	$330,169
Other Revenue, net	647	(187)	230	820	949

Net Revenues	128,235	151,210	138,351	364,425	331,118

Expenses:
Employee Compensation and Benefits	77,331	89,829	85,945	221,622	200,723
Non-compensation Costs	23,504	25,858	21,301	72,373	53,568

Total Expenses	100,835	115,687	107,246	293,995	254,291

Operating Income	$27,400	$35,523	$31,105	$70,430	$76,827

Compensation Ratio	60%	59%	62%	61%	61%
Operating Margin	21%	23%	22%	19%	23%

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	(dollars in thousands)
Net Revenues:
Investment Banking	$133,850	$154,426	$139,995	$372,771	$337,743
Other Revenue, net	(435)	(1,262)	(829)	(2,407)	(2,222)

Net Revenues	133,415	153,164	139,166	370,364	335,521

Expenses:
Employee Compensation and Benefits	88,774	100,754	98,059	257,757	232,766
Non-compensation Costs	30,180	29,165	25,660	86,199	65,481
Special Charges	—	662	2,626	662	2,626

Total Expenses	118,954	130,581	126,345	344,618	300,873

Operating Income	$14,461	$22,583	$12,821	$25,746	$34,648

Compensation Ratio	67%	66%	70%	70%	69%
Operating Margin	11%	15%	9%	7%	10%

Revenues

During the quarter, Investment Banking earned advisory fees from 147 clients (vs. 112 in Q3 2011 and 137 in Q2 2012) and fees in excess of $1 million from 30 transactions (vs. 26 in Q3 2011 and 30 in Q2 2012). For the first nine months of the year, Investment Banking earned advisory fees from 247 clients (vs. 188 last year) and fees in excess of $1 million from 77 transactions (vs. 65 last year).

The Institutional Equities business contributed revenues of $5.2 million and the Private Funds Group closed one capital raise during the quarter.

Expenses

Compensation costs were $77.3 million for the third quarter, a decrease of 10% year-over-year and 14% sequentially. The trailing twelve-month compensation ratio was 60%, down from 61% a year ago and flat when compared to the previous quarter. Evercore’s Investment Banking compensation ratio was 60% for the third quarter, versus the compensation ratio reported for the three months ended September 30, 2011 and June 30, 2012 of 62% and 59%, respectively. Year-to-date compensation costs were $221.6 million, an increase of 10% from the prior year.

Non-compensation costs for the current quarter were $23.5 million, up 10% from the same period last year but down 9% sequentially. The year-over-year increase in costs reflects the Lexicon acquisition and continued growth of the Investment Banking business. The sequential quarter-over-quarter decrease was driven by completion of real estate consolidation and cost control initiatives implemented in the quarter. The ratio of non-compensation costs to revenue for the current quarter was 18%, compared to 15% in the same quarter last year and 17% in the previous quarter. Year-to-date non-compensation costs were $72.4 million, up 35% from the prior year. The ratio of non-compensation costs to revenue for the first nine months was 20%, compared to 16% last year.

Expenses in the Institutional Equities business were $6.9 million for the third quarter, an increase of 5% from the previous quarter, reflecting the addition of a team to cover the REIT sector.

Investment Management

For the third quarter, Investment Management reported net revenues and operating income of $21.0 million and $2.0 million, respectively. Investment Management reported third quarter operating margin of 9%. For the nine months ended September 30, 2012, Investment Management reported net revenue and operating income of $62.5 million and $4.3 million, respectively. The year-to-date operating margin was 7%, compared to 12% last year. As of September 30, 2012, Investment Management reported $11.6 billion of AUM, down 2% from the second quarter as net outflows of $0.7 billion offset market appreciation of $0.5 billion.

	Adjusted Pro Forma
	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$20,918	$20,699	$24,557	$62,005	$77,124
Other Revenue, net	94	206	186	453	486

Net Revenues	21,012	20,905	24,743	62,458	77,610

Expenses:
Employee Compensation and Benefits	11,994	12,962	14,834	36,928	45,213
Non-compensation Costs	7,027	7,014	7,631	21,186	22,984

Total Expenses	19,021	19,976	22,465	58,114	68,197

Operating Income	$1,991	$929	$2,278	$4,344	$9,413

Compensation Ratio	57%	62%	60%	59%	58%
Operating Margin	9%	4%	9%	7%	12%

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$20,434	$20,036	$24,723	$60,234	$78,154
Other Revenue, net	(820)	(703)	(708)	(2,274)	(2,192)

Net Revenues	19,614	19,333	24,015	57,960	75,962

Expenses:
Employee Compensation and Benefits	12,590	13,536	15,575	38,624	50,034
Non-compensation Costs	7,240	7,185	7,819	21,785	23,755

Total Expenses	19,830	20,721	23,394	60,409	73,789

Operating Income (Loss)	$(216)	$(1,388)	$621	$(2,449)	$2,173

Compensation Ratio	64%	70%	65%	67%	66%
Operating Margin	(1%)	(7%)	3%	(4%)	3%

Revenues

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$5,269	$4,906	$3,927	$14,700	$11,159
Institutional Asset Management (1)	11,459	12,415	16,016	36,340	51,392
Private Equity	1,856	1,810	1,678	5,401	5,107

Total Investment Advisory and Management Fees	18,584	19,131	21,621	56,441	67,658

Realized and Unrealized Gains (Losses)
Institutional Asset Management	1,296	1,117	1,269	3,625	3,426
Private Equity	423	(301)	1,728	(185)	6,548

Total Realized and Unrealized Gains	1,719	816	2,997	3,440	9,974

Equity in Earnings (Loss) of Affiliates (2)	615	752	(61)	2,124	(508)

Investment Management Revenues	$20,918	$20,699	$24,557	$62,005	$77,124

(1)	Management fees from Institutional Asset Management were $11.6 million, $12.5 million and $36.7 million for the three months ended September 30, 2012, June 30, 2012 and nine months ended September 30, 2012, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Equity in Pan, G5 and ABS on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

Investment Advisory and Management Fees of $18.6 million for the quarter ended September 30, 2012 declined compared to the same period a year ago, as higher fees in Wealth Management and Private Equity were offset by declines in Institutional Asset Management. Fees earned in the current quarter decreased in comparison to the previous quarter due to a lower contribution from Institutional Asset Management.

Realized and Unrealized Gains of $1.7 million in the quarter declined by $1.3 million relative to the prior year but increased by $0.9 million relative to the previous quarter; the change relative to the prior periods was primarily driven by valuation adjustments in Private Equity.

Equity in Earnings of Affiliates of $0.6 million in the quarter increased relative to the prior year, reflecting an increased contribution from ABS Investment Management, and was in line with the prior quarter.

Expenses

Investment Management’s third quarter expenses were $19.0 million, a decrease of 15% compared to the third quarter of 2011 and 5% compared to previous quarter. Year-to-date Investment Management expenses were $58.1 million, down 15% from a year ago. The decreases from the prior periods primarily reflect lower performance-based compensation costs.

Other U.S. GAAP Expenses

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three and nine months ended September 30, 2012 was higher than U.S. GAAP as a result of the exclusion of expenses associated with the vesting of IPO equity awards and awards granted in conjunction with the Lexicon acquisition and certain business acquisition-related costs, including

Special Charges. In addition, for Adjusted Pro Forma purposes, client related expenses and expenses associated with revenue-sharing engagements with third parties have been presented as a reduction from Revenues and Non-compensation costs. Further details of these expenses, as well as an explanation of similar expenses for the three and nine months ended September 30, 2011 and the three months ended June 30, 2012, are included in Annex I, pages A-2 to A-11.

Non-controlling Interests

Non-controlling Interests in certain subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these businesses range from 51% to 86%. For the periods ended September 30, 2012, June 30, 2012, and September 30, 2011 the gain (loss) allocated to non-controlling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	(dollars in thousands)
Segment
Investment Banking (1)	$(742)	$15	$(1,754)	$(1,005)	$(3,441)
Investment Management (1)	452	170	822	896	2,617

Total	$(290)	$185	$(932)	$(109)	$(824)

(1)	The difference between Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense for certain acquisitions which we excluded from the Adjusted Pro Forma results.

Income Taxes

For the three and nine months ended September 30, 2012, Evercore’s Adjusted Pro Forma effective tax rate was 38%, compared to 40% for the three and nine months ended September 30, 2011.

For the three and nine months ended September 30, 2012, Evercore’s U.S. GAAP effective tax rate was approximately 49% and 46%, respectively, compared to 82% and 58%, respectively, for the three and nine months ended September 30, 2011. The effective tax rate for U.S. GAAP purposes reflects significant adjustments relating to the tax treatment of certain compensation transactions, valuation allowances on deferred tax assets of non-U.S. subsidiaries as well as the non-controlling interest associated with Evercore LP Units. The effective tax rate for the three and nine month periods ended September 30, 2012, was lower than the three and nine month periods ended September 30, 2011 primarily due to a higher level of expected foreign sourced income in 2012.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $205.2 million at September 30, 2012. Current assets exceed current liabilities by $184.3 million at September 30, 2012. Amounts due related to the Long-Term Notes Payable were $100.9 million at September 30, 2012.

During the quarter the Company repurchased approximately 1,015,000 shares at an average cost of $24.23 per share.

Evercore also announced that its Board of Directors has authorized the repurchase of up to 5 million shares of Evercore Class A Common Stock and/or Evercore LP partnership units. Under this share repurchase program, shares may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise. The timing and the actual number of shares repurchased will depend on a variety of factors, including legal requirements, price and economic and market conditions. This program may be suspended or discontinued at any time and does not have a specified expiration date.

Dividend

On October 22, 2012, the Board of Directors of Evercore declared a quarterly dividend of $0.22 per share to be paid on December 14, 2012 to common stockholders of record on November 30, 2012.

Conference Call

Investors and analysts may participate in the live conference call by dialing (800) 706-7745 (toll-free domestic) or (617) 614-3472 (international); passcode: 93290025. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); passcode: 49057013. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore Partners

Evercore Partners is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality research, sales and trading execution that is free of the conflicts created by proprietary activities; Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from its offices in New York, Boston, Chicago, Minneapolis, Houston, Los Angeles, San Francisco, Washington D.C., Toronto, London, Aberdeen, Scotland, Mexico City and Monterrey, Mexico, Hong Kong and Rio de Janeiro and São Paulo, Brazil. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Carina Davidson
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2011, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues
Investment Banking Revenue	$133,850	$139,995	$372,771	$337,743
Investment Management Revenue	20,434	24,723	60,234	78,154
Other Revenue	2,760	3,036	6,649	11,002

Total Revenues	157,044	167,754	439,654	426,899
Interest Expense (1)	4,015	4,573	11,330	15,416

Net Revenues	153,029	163,181	428,324	411,483

Expenses
Employee Compensation and Benefits	101,364	113,634	296,381	282,800
Occupancy and Equipment Rental	8,882	5,976	26,273	16,767
Professional Fees	10,752	9,395	26,080	25,404
Travel and Related Expenses	6,802	5,856	21,183	15,785
Communications and Information Services	2,915	1,574	8,731	5,548
Depreciation and Amortization	3,828	4,886	12,870	10,882
Special Charges	—	2,626	662	2,626
Acquisition and Transition Costs	—	1,178	148	2,312
Other Operating Expenses	4,241	4,614	12,699	12,538

Total Expenses	138,784	149,739	405,027	374,662

Income Before Income from Equity Method Investments and Income Taxes	14,245	13,442	23,297	36,821
Income from Equity Method Investments	415	195	3,519	664

Income Before Income Taxes	14,660	13,637	26,816	37,485
Provision for Income Taxes	7,187	11,144	12,322	21,644

Net Income from Continuing Operations	7,473	2,493	14,494	15,841

Discontinued Operations
Income (Loss) from Discontinued Operations	—	(1,718)	—	(2,755)
Provision (Benefit) for Income Taxes	—	(518)	—	(783)

Net Income (Loss) from Discontinued Operations	—	(1,200)	—	(1,972)

Net Income	7,473	1,293	14,494	13,869
Net Income (Loss) Attributable to Noncontrolling Interest	2,172	(466)	4,627	6,261

Net Income Attributable to Evercore Partners Inc.	$5,301	$1,759	$9,867	$7,608

Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$5,280	$1,936	$9,804	$7,858
From Discontinued Operations	—	(198)	—	(313)

Net Income Attributable to Evercore Partners Inc.	$5,280	$1,738	$9,804	$7,545

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	28,841	28,967	29,063	25,146
Diluted	31,440	31,235	31,973	28,534
Basic Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$0.18	$0.06	$0.34	$0.31
From Discontinued Operations	—	—	—	(0.01)

Net Income Attributable to Evercore Partners Inc.	$0.18	$0.06	$0.34	$0.30

Diluted Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$0.17	$0.06	$0.31	$0.27
From Discontinued Operations	—	—	—	(0.01)

Net Income Attributable to Evercore Partners Inc.	$0.17	$0.06	$0.31	$0.26

(1)	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, other IPO related restricted stock unit awards, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, primarily, in Employee Compensation and Benefits, resulting from the modification of Evercore LP Units, which will vest generally over a five-year period. The Adjusted Pro Forma results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units and related awards is excluded from Adjusted Pro Forma results and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of this previously granted but unvested equity, and thus the Adjusted Pro Forma results reflect the vesting of all unvested Evercore LP partnership units and IPO related restricted stock unit awards.

2.	Vesting of Contingently Vested Equity Awards. The Company incurred expenses in Employee Compensation and Benefits, resulting from the vesting of awards issued at the time of the IPO. These awards vest upon the occurrence of specified vesting events rather than merely the passage of time and continued service. In periods prior to the completion of the June 2011 offering, we concluded that it was not probable that the vesting conditions would be achieved. Accordingly, we had not been accruing compensation expense relating to these unvested stock-based awards. The completion of the June 2011 offering resulted in Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, ceasing to beneficially own at least 50% of the aggregate Evercore LP partnership units owned by them on the date of the internal reorganization, resulting in the vesting of these awards. The related expense has been excluded from the Adjusted Pro Forma results.

3.	Expenses Associated with Business Combinations. The following expenses resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges;

a.	Amortization of Intangible Assets. Amortization of intangible assets related to the Protego acquisition, the Braveheart acquisition and the acquisitions of SFS and Lexicon.

b.	Compensation Charges. Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition.

c.	Special Charges. Expenses primarily related to exiting the legacy office space in the UK and expenses related to the charge associated with lease commitments for exited office space in conjunction with the acquisition of Lexicon as well as for an introducing fee in connection with the Lexicon acquisition.

4.	Client Related Expenses. Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables, have been classified as a reduction of revenue in the Adjusted Pro Forma presentation. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

5.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

6.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

7.	Presentation of Income from Equity Method Investments. The Adjusted Pro Forma results present Income from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net Revenues - U.S. GAAP (a)	$153,029	$172,497	$163,181	$428,324	$411,483
Client Related Expenses (1)	(6,193)	(3,085)	(2,235)	(10,914)	(9,268)
Income from Equity Method Investments (2)	415	719	195	3,519	664
Interest Expense on Long-term Debt (3)	1,996	1,984	1,953	5,954	5,849

Net Revenues - Adjusted Pro Forma (a)	$149,247	$172,115	$163,094	$426,883	$408,728

Compensation Expense - U.S. GAAP (a)	$101,364	$114,290	$113,634	$296,381	$282,800
Amortization of LP Units and Certain Other Awards (4)	(5,237)	(5,147)	(5,126)	(15,032)	(17,746)
IPO Related Restricted Stock Unit Awards (5)	—	—	—	—	(11,389)
Acquisition Related Compensation Charges (6)	(6,802)	(6,352)	(7,729)	(22,799)	(7,729)

Compensation Expense - Adjusted Pro Forma (a)	$89,325	$102,791	$100,779	$258,550	$245,936

Operating Income - U.S. GAAP (a)	$14,245	$21,195	$13,442	$23,297	$36,821
Income from Equity Method Investments (2)	415	719	195	3,519	664

Pre-Tax Income - U.S. GAAP (a)	14,660	21,914	13,637	26,816	37,485
Amortization of LP Units and Certain Other Awards (4)	5,462	5,069	5,321	15,273	17,941
IPO Related Restricted Stock Unit Awards (5)	—	—	—	—	11,389
Acquisition Related Compensation Charges (6)	6,802	6,352	7,729	22,799	7,729
Special Charges (7)	—	662	2,626	662	2,626
Intangible Asset Amortization (8a)	471	471	2,117	3,270	3,221

Pre-Tax Income - Adjusted Pro Forma (a)	27,395	34,468	31,430	68,820	80,391
Interest Expense on Long-term Debt (3)	1,996	1,984	1,953	5,954	5,849

Operating Income - Adjusted Pro Forma (a)	$29,391	$36,452	$33,383	$74,774	$86,240

Provision for Income Taxes - U.S. GAAP (a)	$7,187	$9,773	$11,144	$12,322	$21,644
Income Taxes (9)	3,223	3,325	1,426	13,830	10,509

Provision for Income Taxes - Adjusted Pro Forma (a)	$10,410	$13,098	$12,570	$26,152	$32,153

Net Income from Continuing Operations (a)	$7,473	$12,141	$2,493	$14,494	$15,841
Net Income (Loss) Attributable to Noncontrolling Interest (a)	2,172	4,207	536	4,627	7,920

Net Income from Continuing Operations Attributable to Evercore Partners Inc. - U.S. GAAP (a)	5,301	7,934	1,957	9,867	7,921
Amortization of LP Units and Certain Other Awards (4)	5,462	5,069	5,321	15,273	17,941
IPO Related Restricted Stock Unit Awards (5)	—	—	—	—	11,389
Acquisition Related Compensation Charges (6)	6,802	6,352	7,729	22,799	7,729
Special Charges (7)	—	662	2,626	662	2,626
Intangible Asset Amortization (8a)	471	471	2,117	3,270	3,221
Income Taxes (9)	(3,223)	(3,325)	(1,426)	(13,830)	(10,509)
Noncontrolling Interest (10)	2,462	4,022	1,468	4,736	8,744

Net Income from Continuing Operations Attributable to Evercore Partners Inc. - Adjusted Pro Forma (a)	$17,275	$21,185	$19,792	$42,777	$49,062

Diluted Shares Outstanding - U.S. GAAP	31,440	31,664	31,235	31,973	28,534
Vested Partnership Units (11a)	7,280	7,559	6,444	7,500	8,404
Unvested Partnership Units (11a)	2,918	2,926	4,447	2,942	4,489
Unvested Restricted Stock Units - Event Based (11a)	12	12	12	12	365
Acquisition Related Share Issuance (11b)	1,106	1,208	815	1,272	243
Unvested Restricted Stock Units - Service Based (11b)	—	78	—	—	—

Diluted Shares Outstanding - Adjusted Pro Forma	42,756	43,447	42,953	43,699	42,035

Key Metrics: (b)
Diluted Earnings Per Share from Continuing Operations - U.S. GAAP (c)	$0.17	$0.25	$0.06	$0.31	$0.27
Diluted Earnings Per Share from Continuing Operations - Adjusted Pro Forma (c)	$0.40	$0.49	$0.46	$0.98	$1.17

Compensation Ratio - U.S. GAAP	66%	66%	70%	69%	69%
Compensation Ratio - Adjusted Pro Forma	60%	60%	62%	61%	60%

Operating Margin - U.S. GAAP	9%	12%	8%	5%	9%
Operating Margin - Adjusted Pro Forma	20%	21%	20%	18%	21%

Effective Tax Rate - U.S. GAAP	49%	45%	82%	46%	58%
Effective Tax Rate - Adjusted Pro Forma	38%	38%	40%	38%	40%

(a)	Represents the Company’s results from Continuing Operations.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.
(c)	For Earnings Per Share purposes, Net Income Attributable to Evercore Partners Inc. is reduced by $21 of accretion for the three months ended September 30, 2012, June 30, 2012 and September 30, 2011, and $63 of accretion for the nine months ended September 30, 2012 and 2011, related to the Company’s noncontrolling interest in Trilantic Capital Partners.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
Net Revenues - U.S. GAAP	$541,105	$551,257	$512,935
Client Related Expenses (1)	(14,294)	(10,336)	(10,920)
Income from Equity Method Investments (2)	3,774	3,554	548
Interest Expense on Long-term Debt (3)	7,922	7,879	7,787

Net Revenues - Adjusted Pro Forma	$538,507	$552,354	$510,350

Compensation Expense - U.S. GAAP	$371,261	$383,531	$349,812
Amortization of LP Units and Certain Other Awards (4)	(20,993)	(20,882)	(22,880)
IPO Related Restricted Stock Unit Awards (5)	—	—	(11,389)
Acquisition Related Compensation Charges (6)	(29,688)	(30,615)	(7,729)

Compensation Expense - Adjusted Pro Forma	$320,580	$332,034	$307,814

Compensation Ratio - U.S. GAAP (a)	69%	70%	68%
Compensation Ratio - Adjusted Pro Forma (a)	60%	60%	60%

	Investment Banking
	Twelve Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
Net Revenues - U.S. GAAP	$462,967	$468,718	$412,068
Client Related Expenses (1)	(13,859)	(9,927)	(10,246)
Income from Equity Method Investments (2)	1,324	1,780	1,188
Interest Expense on Long-term Debt (3)	4,294	4,271	4,221

Net Revenues - Adjusted Pro Forma	$454,726	$464,842	$407,231

Compensation Expense - U.S. GAAP	$319,061	$328,346	$284,752
Amortization of LP Units and Certain Other Awards (4)	(18,743)	(18,487)	(19,790)
IPO Related Restricted Stock Unit Awards (5)	—	—	(8,906)
Acquisition Related Compensation Charges (6)	(29,688)	(30,615)	(7,729)

Compensation Expense - Adjusted Pro Forma	$270,630	$279,244	$248,327

Compensation Ratio - U.S. GAAP (a)	69%	70%	69%
Compensation Ratio - Adjusted Pro Forma (a)	60%	60%	61%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2012				Nine Months Ended September 30, 2012
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$127,588	$6,262	(1) (2)	$133,850	$363,605	$9,166	(1) (2)	$372,771
Other Revenue, net	647	(1,082	)(3)	(435)	820	(3,227	)(3)	(2,407)

Net Revenues	128,235	5,180		133,415	364,425	5,939		370,364

Expenses:
Employee Compensation and Benefits	77,331	11,443	(4) (6)	88,774	221,622	36,135	(4) (6)	257,757
Non-compensation Costs	23,504	6,676	(4) (8)	30,180	72,373	13,826	(4) (8)	86,199
Special Charges	—	—		—	—	662	(7)	662

Total Expenses	100,835	18,119		118,954	293,995	50,623		344,618

Operating Income from Continuing Operations (a)	$27,400	$(12,939)		$14,461	$70,430	$(44,684)		$25,746

Compensation Ratio (b)	60%			67%	61%			70%
Operating Margin (b)	21%			11%	19%			7%

	Investment Management Segment
	Three Months Ended September 30, 2012				Nine Months Ended September 30, 2012
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$20,918	$(484	)(1) (2)	$20,434	$62,005	$(1,771	)(1) (2)	$60,234
Other Revenue, net	94	(914	)(3)	(820)	453	(2,727	)(3)	(2,274)

Net Revenues	21,012	(1,398)		19,614	62,458	(4,498)		57,960

Expenses:
Employee Compensation and Benefits	11,994	596	(4)	12,590	36,928	1,696	(4)	38,624
Non-compensation Costs	7,027	213	(8)	7,240	21,186	599	(8)	21,785

Total Expenses	19,021	809		19,830	58,114	2,295		60,409

Operating Income (Loss) from Continuing Operations (a)	$1,991	$(2,207)		$(216)	$4,344	$(6,793)		$(2,449)

Compensation Ratio (b)	57%			64%	59%			67%
Operating Margin (b)	9%			(1%)	7%			(4%)

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE MONTHS ENDED JUNE 30, 2012

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2012
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$151,397	$3,029	(1) (2)	$154,426
Other Revenue, net	(187)	(1,075	)(3)	(1,262)

Net Revenues	151,210	1,954		153,164

Expenses:
Employee Compensation and Benefits	89,829	10,925	(4) (6)	100,754
Non-compensation Costs	25,858	3,307	(4) (8)	29,165
Special Charges	—	662	(7)	662

Total Expenses	115,687	14,894		130,581

Operating Income from Continuing Operations (a)	$35,523	$(12,940)		$22,583

Compensation Ratio (b)	59%			66%
Operating Margin (b)	23%			15%

	Investment Management Segment
	Three Months Ended June 30, 2012
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$20,699	$(663	)(1) (2)	$20,036
Other Revenue, net	206	(909	)(3)	(703)

Net Revenues	20,905	(1,572)		19,333

Expenses:
Employee Compensation and Benefits	12,962	574	(4)	13,536
Non-compensation Costs	7,014	171	(8)	7,185

Total Expenses	19,976	745		20,721

Operating Income (Loss) from Continuing Operations (a)	$929	$(2,317)		$(1,388)

Compensation Ratio (b)	62%			70%
Operating Margin (b)	4%			(7%)

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2011				Nine Months Ended September 30, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$138,121	$1,874	(1) (2)	$139,995	$330,169	$7,574	(1) (2)	$337,743
Other Revenue, net	230	(1,059	)(3)	(829)	949	(3,171	)(3)	(2,222)

Net Revenues	138,351	815		139,166	331,118	4,403		335,521

Expenses:
Employee Compensation and Benefits	85,945	12,114	(4) (5) (6)	98,059	200,723	32,043	(4) (5) (6)	232,766
Non-compensation Costs	21,301	4,359	(4) (8)	25,660	53,568	11,913	(4) (8)	65,481
Special Charges	—	2,626	(7)	2,626	—	2,626	(7)	2,626

Total Expenses	107,246	19,099		126,345	254,291	46,582		300,873

Operating Income from Continuing Operations (a)	$31,105	$(18,284)		$12,821	$76,827	$(42,179)		$34,648

Compensation Ratio (b)	62%			70%	61%			69%
Operating Margin (b)	22%			9%	23%			10%

	Investment Management Segment
	Three Months Ended September 30, 2011				Nine Months Ended September 30, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$24,557	$166	(1) (2)	$24,723	$77,124	$1,030	(1) (2)	$78,154
Other Revenue, net	186	(894	)(3)	(708)	486	(2,678	)(3)	(2,192)

Net Revenues	24,743	(728)		24,015	77,610	(1,648)		75,962

Expenses:
Employee Compensation and Benefits	14,834	741	(4) (5)	15,575	45,213	4,821	(4) (5)	50,034
Non-compensation Costs	7,631	188	(8)	7,819	22,984	771	(8)	23,755

Total Expenses	22,465	929		23,394	68,197	5,592		73,789

Operating Income from Continuing Operations (a)	$2,278	$(1,657)		$621	$9,413	$(7,240)		$2,173

Compensation Ratio (b)	60%			65%	58%			66%
Operating Margin (b)	9%			3%	12%			3%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

For further information on these Adjusted Pro Forma adjustments, see page A-2.

(1)	Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables, have been reclassified as a reduction of revenue in the Adjusted Pro Forma presentation.

(2)	Income from Equity Method Investments has been reclassified to Revenue in the Adjusted Pro Forma presentation.

(3)	Interest Expense on Long-term Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.

(4)	Expenses incurred from the modification of Evercore LP Units and related awards, which primarily vest over a five-year period, are excluded from the Adjusted Pro Forma presentation.

(5)	Expenses incurred from the vesting of IPO related restricted stock unit awards relating to the June 2011 offering are excluded from the Adjusted Pro Forma presentation.

(6)	Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition, are excluded from the Adjusted Pro Forma presentation.

(7)	Expenses related to exiting the legacy office space in the UK and expenses related to the charge associated with lease commitments for exited office space in conjunction with the acquisition of Lexicon, as well as for an introducing fee in connection with the Lexicon acquisition, are excluded from the Adjusted Pro Forma presentation.

(8)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments:

	Three Months Ended September 30, 2012
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$7,271	$1,611	$8,882	$—		$8,882
Professional Fees	5,422	2,133	7,555	3,197	(1)	10,752
Travel and Related Expenses	3,331	499	3,830	2,972	(1)	6,802
Communications and Information Services	2,427	407	2,834	81	(1)	2,915
Depreciation and Amortization	1,706	1,651	3,357	471	(8a)	3,828
Other Operating Expenses	3,347	726	4,073	168	(1)	4,241

Total Non-compensation Costs from Continuing Operations	$23,504	$7,027	$30,531	$6,889		$37,420

	Three Months Ended June 30, 2012
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$7,604	$1,542	$9,146	$—		$9,146
Professional Fees	4,943	1,961	6,904	1,368	(1)	8,272
Travel and Related Expenses	5,870	564	6,434	1,214	(1)	7,648
Communications and Information Services	2,431	563	2,994	34	(1)	3,028
Depreciation and Amortization	1,559	1,650	3,209	471	(8a)	3,680
Acquisition and Transition Costs	23	52	75	—		75
Other Operating Expenses	3,428	682	4,110	391	(1)	4,501

Total Non-compensation Costs from Continuing Operations	$25,858	$7,014	$32,872	$3,478		$36,350

	Three Months Ended September 30, 2011
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$4,331	$1,645	$5,976	$—		$5,976
Professional Fees	6,143	2,445	8,588	807	(1)	9,395
Travel and Related Expenses	4,309	525	4,834	1,022	(1)	5,856
Communications and Information Services	1,185	360	1,545	29	(1)	1,574
Depreciation and Amortization	1,120	1,649	2,769	2,117	(8a)	4,886
Acquisition and Transition Costs	1,053	125	1,178	—		1,178
Other Operating Expenses	3,160	882	4,042	572	(1)	4,614

Total Non-compensation Costs from Continuing Operations	$21,301	$7,631	$28,932	$4,547		$33,479

	Nine Months Ended September 30, 2012
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$21,469	$4,804	$26,273	$—		$26,273
Professional Fees	15,063	5,965	21,028	5,052	(1)	26,080
Travel and Related Expenses	14,237	1,636	15,873	5,310	(1)	21,183
Communications and Information Services	7,078	1,471	8,549	182	(1)	8,731
Depreciation and Amortization	4,615	4,985	9,600	3,270	(8a)	12,870
Acquisition and Transition Costs	42	106	148	—		148
Other Operating Expenses	9,869	2,219	12,088	611	(1)	12,699

Total Non-compensation Costs from Continuing Operations	$72,373	$21,186	$93,559	$14,425		$107,984

	Nine Months Ended September 30, 2011
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$11,746	$5,021	$16,767	$—		$16,767
Professional Fees	14,483	6,471	20,954	4,450	(1)	25,404
Travel and Related Expenses	10,539	1,632	12,171	3,614	(1)	15,785
Communications and Information Services	4,069	1,365	5,434	114	(1)	5,548
Depreciation and Amortization	2,656	5,005	7,661	3,221	(8a)	10,882
Acquisition and Transition Costs	1,967	345	2,312	—		2,312
Other Operating Expenses	8,108	3,145	11,253	1,285	(1)	12,538

Total Non-compensation Costs from Continuing Operations	$53,568	$22,984	$76,552	$12,684		$89,236

(8a)	The exclusion from the Adjusted Pro Forma presentation of expenses associated with amortization of intangible assets acquired in the Protego, Braveheart, SFS and Lexicon acquisitions.

(9)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to decrease Evercore’s effective tax rate to approximately 38% for the three and nine months ended September 30, 2012. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity.

(10)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted Pro Forma presentation.

(11a)	Assumes the vesting of all Evercore LP partnership units and IPO related restricted stock unit awards in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units are anti-dilutive and the IPO related restricted stock unit awards are excluded from the calculation prior to the June 2011 offering.

(11b)	Assumes the vesting of all Acquisition Related Share Issuance and Unvested Restricted Stock Units granted to Lexicon employees in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.